UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 16, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     Medicis Pharmaceutical Corporation (“Medicis”) today announced that the United States District Court for the Northern District of California, in an order filed April 16, 2008, granted Medicis’ motion to dismiss a complaint for declaratory judgment filed by IMPAX Laboratories, Inc. (“IMPAX”) on January 15, 2008 and vacated the April 11, 2008 hearing on the matter. IMPAX was seeking a declaratory judgment that Medicis’ U.S. Patent No. 5,908,838 related to SOLODYN® is invalid and is not infringed by IMPAX’s filing of an Abbreviated New Drug Application (ANDA) seeking U.S. Food and Drug Administration (“FDA”) approval to market a generic version of SOLODYN®.
     The Court ruled that IMPAX “has not shown a controversy of ‘sufficient immediacy and reality to warrant the issuance of a declaratory judgment.’” The Court further noted that “even if plaintiff’s showing were sufficient to give rise to standing, the Court would, under the circumstances presented...decline to exercise jurisdiction over the instant action” as exercising discretionary jurisdiction “would promote the premature filing of declaratory judgment actions and reduce the incentive for potential infringers to communicate with patentees before filing suit.”
     The Court has dismissed IMPAX’s challenge to Medicis’ patent. To Medicis’ knowledge IMPAX’s ANDA remains on file with the FDA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: April 16, 2008	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer